Exhibit 10.1

AMENDMENT NO. 4
TO THE AMENDED AND RESTATED
SHARE PURCHASE AGREEMENT

This AMENDMENT NO. 4 (this “Amendment”) is made and entered into as of September 18, 2023 by and among SURF AIR MOBILITY INC., a Delaware corporation and successor to SURF AIR GLOBAL LTD., a company limited by shares formed under the laws of the British Virgin Islands and having BVI Co. No. 1915770 and a principal place of business at 12111 Crenshaw Boulevard, Hawthorne, California, 90250 (the “Company”), on the one hand, and GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg (“Purchaser”) and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas and having an address at 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas (“GYBL,” and together with the Company and Purchaser, the “Parties”), on the other hand, to amend that certain SECOND AMENDED AND RESTATED SHARE PURCHASE AGREEMENT, dated as of February 8, 2023, between the Company, Purchaser and GYBL (as it may be further amended from time to time, the “Purchase Agreement”). Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning assigned to such term in the Purchase Agreement.

WHEREAS, Section 9.03 of the Purchase Agreement provides for the amendment of the Purchase Agreement in accordance with the terms set forth therein;

WHEREAS, the Parties entered into Amendment No. 1 of the Purchase Agreement as of June 15, 2023, Amendment No. 2 of the Purchase Agreement as of July 20, 2023 and Amendment No. 3 of the Purchase Agreement as of July 24, 2023.

WHEREAS, the parties hereto desire to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto do hereby agree as follows:

ARTICLE I
AMENDMENTS TO PURCHASE AGREEMENT AND OTHER AGREEMENTS

Section 1.01 Amendment to Purchase Agreement. The Purchase Agreement shall be amended as follows:

(a) The following defined terms in Section 1.01 of the Purchase Agreement are hereby deleted in their entirety and replaced with the following:

“Committed Draw Down Amount” shall mean the amount specified by the Company in the applicable Committed Draw Down Notice; provided that such amount shall not exceed $25,000,000 and the aggregate amount of all Committed Draw Downs shall not exceed $100,000,000; provided that the parties acknowledge that Committed Draw Down Amount on the First Draw Down Date shall not exceed $7,500,000, without the consent, in its sole discretion, of the Purchaser.

“Committed Draw Down Date” shall mean the date specified in the first Committed Draw Down Notice delivered to the Purchaser by the Company following satisfaction of the conditions set forth in Section 5.04 (the “First Draw Down Date”), and thereafter, the date specified by the Company (each such date, a “Subsequent Draw Down Date”), in its sole discretion, in the Committed Draw Down Notice for each such Committed Draw Down.

(b) Section 1.01 is amended by deleting the definitions of “Adjustment Date” and “Commitment Fee” in their entirety.

(c) Section 4.12 is amended by deleting it in its entirety and replacing it with the following:

“Section 4.12  Commitment Fee. On the First Draw Down Date, the Company shall issue to GYBL, as a commitment fee, 4,000,000 Common Shares, free and clear of all Liens.

(d) Section 4.17 is amended by deleting “First Trading Day” from the first sentence thereof and replace it with “First Draw Down Date”:

(e) Section 6.03(b) is amended by deleting it in its entirety and replacing it with the following:

“(b) Escrow Shares. In connection with each Committed Draw Down Notice, the Company shall have deposited with the Escrow Agent, in accordance with the terms of the Escrow Agreement, and the Escrow Agent shall hold in escrow, a number of Shares equal to at least two times (2x) the value of the amount set forth in the applicable Committed Draw Down Notice (the “Transferred Shares”) based on a per-Share price equal to the closing price of the Company’s Common Shares as of the close of trading on the Trading Day immediately preceding the Committed Draw Down Date. For example, if the amount set forth in a Committed Draw Down Notice is $25,000,000 and the public listing price of the Shares on the Public Listing Date was $10 per Share, then the Company shall transfer at least 5,000,000 Common Shares to the Escrow Agent concurrently with its delivery of such Committed Draw Down Notice in respect of such Committed Draw Down. In addition, during the applicable Committed Draw Down Pricing Period (defined below), the Company may deliver additional Shares to the Purchaser (which additional Shares shall be deemed to be “Transferred Shares” for the applicable Committed Draw Down). On the business day following receipt of a Committed Draw Down Notice, Purchaser shall make payment in the amount set forth in the applicable Committed Draw Down Notice to the Company’s designated account by wire transfer of immediately available funds, provided that the Shares were deposited with the Escrow Agent in accordance with this Section 6.03(b). Notwithstanding the foregoing, with respect to the Committed Draw Down on the First Draw Down Date, the parties acknowledge and agree that maximum number of Shares that the Company shall be required to deposit with the Escrow Agent in satisfaction of this Section 6.03(b) shall be 18,700,000 Shares.”

(f) Section 6.03(f) is amended by deleting it in its entirety.

Section 1.02 Additional Agreements. The parties acknowledge and agree that for purposes of the Registration Rights Agreement, the term “Filing Deadline” shall mean August 3, 2023.

ARTICLE II
MISCELLANEOUS

Section 2.01 No Further Amendment. The Purchase Agreement is not modified except as explicitly set forth in this Amendment.

Section 2.02 Effect of Amendment. This Amendment shall form a part of the Purchase Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Purchase Agreement shall be deemed a reference to the Purchase Agreement as amended hereby.

Section 2.03 Governing Law. This Amendment shall be governed by the internal laws of the State of New York, without giving effect to the choice of law provisions except Section 5-1401 of the New York General Obligations Law.

Section 2.04 Severability. The provisions of this Amendment are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Amendment shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Amendment, and this Amendment shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 2.05 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Parties hereto, it being understood that all Parties need not sign the same counterpart.

Section 2.06 Headings. The article, section and subsection headings in this Amendment are for convenience only and shall not constitute a part of this Amendment for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SURF AIR MOBILITY INC.

By	/s/ Stan Little
	Name:	Stan Little
	Title:	Chief Executive Officer

GEM GLOBAL YIELD LLC SCS

By	/s/ Christopher F. Brown
	Name:	Christopher F. Brown
	Title:	Manager

GEM YIELD BAHAMAS LTD.

By	/s/ Christopher F. Brown
	Name:	Christopher F. Brown
	Title:	Manager

[Signature Page to Amendment No. 4 to the Amended and Restated Share Purchase Agreement]